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                                                                     EXHIBIT 3.3

                                                                     [ILLEGIBLE]

                                   AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                      DIMENSIONAL MANAGEMENT SERVICES, INC.

JAMES ROTHMAN and MICHAEL ATLAS certify:

         1. That they are the President and the Secretary, respectively, of DIMENSIONAL MANAGEMENT SERVICES, INC., a California corporation.

         2. That the meeting of the Board of Directors of said corporation was duly held at 4055 Wilshire Boulevard, Los Angeles, California on the 19th day of March, 1974. The resolutions which were adopted are as follows:

         "RESOLVED: that Articles FIRST of the Articles of Incorporation be amended to read as follows:

                  The name of the corporation is ACCOUNT-A-CALL CORPORATION."

         "FURTHER RESOLVED: that Articles SIXTH of the Articles of Incorporation be amended to read as follows:

                  No distinction shall exist between the shares of the corporation or the holders thereof. Each shareholder of the corporation shall be entitled to full preemptive or preferencial rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any

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                                MAYER & GLASSMAN
                                LAW CORPORATION
                                   SUITE 404
                             1880 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                 (213) 839-8112


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                  shares or securities which may be issued at any time by the corporation."

         3. That the shareholders have adopted said amendments by resolution at a meeting held at 4055 Wilshire Boulevard, Los Angeles, California, on the 19th day of March, 1974. That the wording of the amended articles, as set forth in the shareholders' resolution, is the same as that set forth in the directors' resolution in Paragraph 2 above.

         4. That the number of shares which voted affirmatively for the adoption of said resolutions are 1,000, and that the total number of shares entitled to vote on or consent to said amendment is 1,000.

                                                 /s/ JAMES ROTHMAN
                                                 -------------------------------
                                                 JAMES ROTHMAN, President

                                                 /s/ MICHAEL ATLAS
                                                 -------------------------------
                                                 MICHAEL ATLAS, Secretary

         Each of the undersigned declares under penalty that the matters set forth in the foregoing Certificate are true and correct.

         Executed at Los Angeles, California, on March 19, 1974.

                                                /s/ JAMES ROTHMAN
    [OFFICIAL SEAL]                             --------------------------------
                                                JAMES ROTHMAN, President

                                                /s/ MICHAEL ATLAS
                                                --------------------------------
                                                MICHAEL ATLAS, Secretary

STATE OF CALIFORNIA             ) ss.
COUNTY OF LOS ANGELES           )

On March 19, 1974, before me, the undersigned, a Notary Public in and for said County and State, personally appeared JAMES ROTHMAN and MICHAEL ATLAS, known to me to be the persons whose names are subscribed to the within instrument and acknowledged that they executed the same.

WITNESS MY HAND AND OFFICIAL SEAL.  /s/ Robert Mayer
                                    -----------------------------------
                                    Notary Public in and for said State

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